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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

                 LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES
                         OF TRANSTECHNOLOGY CORPORATION

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                                                                         JURISDICTION OF INCORPORATION
                                                                         -----------------------------
Rancho TransTechnology Corporation                                                California

Retainers, Inc.                                                                   New Jersey

SSP Industries                                                                    California

SSP International Sales, Inc.                                                     California

TransTechnology Australasia Pty. Ltd.                                              Australia

TransTechnology Germany Beteiligungsgesellschaft mbH                                Germany

TransTechnology Germany GmbH                                                        Germany

TransTechnology International Corporation                                        Virgin Island

TransTechnology International Corporation                                          Delaware

TT Connecticut Corporation                                                        Connecticut

TT Minnesota Corporation                                                           Minnesota

TTC Germany GmbH & Co. OHG                                                          Germany

TTERUSA, Inc.                                                                     New Jersey
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